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                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF ALLIANCE PHARMACEUTICAL CORP.

WHOLLY OWNED                                MAJORITY-OWNED
------------                                --------------

MOLECULAR BIOSYSTEMS, INC.,                 PFC THERAPEUTICS, LLC,
a Delaware limited liability corporation    a Delaware limited liability company

                                            TALCO PHARMACEUTICAL, INC.,
                                            a Delaware corporation